UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 4, 2008

BLYTH, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13026	36-2984916
(Commission File Number)	(IRS Employer Identification No.)

One East Weaver Street, Greenwich, Connecticut	06831
(Address of principal executive offices)	(Zip Code)

(203) 661-1926

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Membership Interest Purchase Agreement

On August 4, 2008, Blyth, Inc., a Delaware corporation (“Blyth” or the “Company”), Blyth VSH Acquisition Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of Blyth (“VSH”), ViSalus Holdings, LLC, a Delaware limited liability company (“ViSalus”), and all of the members of ViSalus (each, individually, a “Seller” and, collectively, the “Sellers”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”), pursuant to which VSH will, subject to the terms and conditions of the Purchase Agreement, purchase up to all of the currently outstanding membership interests in ViSalus (the “Purchased Units”) in a series of purchases through 2012, subject to a one-time, one-year extension in the event that certain earnings targets are not met by ViSalus in any year.

ViSalus is a direct seller of nutritional supplements, energy drinks and weight management products sold to consumers in the United States one-on-one by independent distributors.

The acquisition of ViSalus by Blyth involves related parties.  Robert B. Goergen , Chairman of Blyth’s Board and Chief Executive Officer of Blyth, Robert B. Goergen, Jr., Vice President of Blyth and President of the Multi-Channel Group, and Todd A. Goergen, son of Robert B. Goergen and Pamela Goergen (who is also a director of Blyth), and brother of Robert B. Goergen, Jr., own, directly or indirectly, substantially all of the interests in Ropart Asset Management Fund, LLC and Ropart Asset Management Fund, II, LLC (collectively, “RAM”), each of which entities is a member of ViSalus and a Seller, and Todd A. Goergen is a member of the Board of Managers of ViSalus.  Together, the two RAM entities own a significant percentage of the Purchased Units.  In light of such related party interests, Blyth and its independent directors have taken various steps, as more fully described in the attached press release, with a view toward assuring that the acquisition will be in the best interests of Blyth.

Subject to the terms and conditions of the Purchase Agreement, at the initial closing, VSH will purchase 5,433,016 newly issued Series A-1 Convertible Preferred Units from ViSalus and will purchase from certain of the Sellers, including the RAM entities, a portion of the Purchased Units for an aggregate purchase price of $13,000,000.  After the initial closing, VSH will own approximately forty percent (40%) of the issued and outstanding membership interests in ViSalus.  At each subsequent closing, VSH will purchase additional units from the Sellers and will make contributions to ViSalus that will be used to fund ViSalus’s obligations to the participants in its equity incentive plan.  The total amount that will be paid by VSH at the subsequent closings will be as follows: (i) at the second closing, which is currently scheduled to occur in 2010 and at which VSH will acquire 15% of the Purchased Units, an amount equal to 15% of the product of 8.0 times the Second Closing EBITDA (as defined in the Purchase Agreement); (ii) at the third closing, which is currently scheduled to occur in 2011 and at which VSH will acquire 15% of the Purchased Units, an amount equal to 15% of the product of 8.0 times the Third Closing EBITDA (as defined in the Purchase Agreement); and (iii) at the fourth closing, which is currently scheduled to occur in 2012 and at which VSH will acquire 30% of the Purchased Units, an amount equal 30% of the product of 8.0 times the Fourth Closing EBITDA (as defined in the Purchase Agreement).

Each of ViSalus and VSH has made various representations and warranties and has agreed to specified covenants in the Purchase Agreement, including covenants by ViSalus relating to the conduct of ViSalus’ business between the date of the Purchase Agreement and the initial closing and restricting issuance and sale of units, entering into certain transactions and other matters.  In addition, Blyth has agreed to allow ViSalus to take advantage of certain of Blyth’s corporate and other resources and has guaranteed the obligations of VSH under the Purchase Agreement.  The Purchase Agreement also contains indemnification provisions and certain termination rights of the parties.

The completion of the transactions contemplated by the Purchase Agreement is subject to specified conditions precedent, including receipt of regulatory approvals, to the extent required, and ongoing compliance with federal Food and Drug Administration, and other, regulations.  As a condition to the initial closing, ViSalus will amend and restate its existing operating agreement and put into place a Third Amended and Restated Operating Agreement (the “Revised Operating Agreement”).  Pursuant to the Revised Operating Agreement, among other governance provisions, VSH has the right to appoint members to the Board of Managers of ViSalus, the number of which will vary as subsequent purchases under the Purchase Agreement are consummated.

Prior to the execution of the Purchase Agreement, on July 30, 2008, VSH entered into a Loan and Security Agreement (the “Loan Agreement”) with FVA Ventures, Inc., a wholly-owned subsidiary of ViSalus, as borrower (“Borrower”), and ViSalus, pursuant to which VSH agreed to make revolving credit advances up to a maximum amount of $5,000,000 to Borrower, which maximum amount will be permanently reduced to $2,500,000 if and when VSH purchases the Series A-1 Convertible Preferred Units of ViSalus at the initial closing pursuant to the Purchase Agreement.  The term of the Loan Agreement is one year, subject to one-year extensions, but in any event not past July 30, 2014.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.  The Purchase Agreement has been attached to provide investors with information regarding its terms.  It is not intended to provide any other factual information about Blyth, VSH or ViSalus.  In particular, the assertions embodied in ViSalus’ representations and warranties contained in the Purchase Agreement are qualified by information in the disclosure schedule provided by ViSalus to Blyth and VSH in connection with the signing of the Purchase Agreement.  This disclosure schedule, which is not being filed, contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement.  Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between Blyth, VSH and ViSalus rather than establishing matters as facts.  Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about Blyth, VSH or ViSalus.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1 -	Membership Interest Purchase Agreement, dated as of August 4, 2008, among Blyth, Inc., Blyth VSH Acquisition Corporation, ViSalus Holdings, LLC and the members of ViSalus Holdings, LLC*

99.1 –	Press Release dated August 4, 2008 issued by Blyth, Inc.

*Excludes exhibits and schedules, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLYTH, INC.

Date: August 5, 2008	By:	/s/ Michael S. Novins
Michael S. Novins
Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1	Membership Interest Purchase Agreement, dated as of August 4, 2008, among Blyth, Inc., Blyth VSH Acquisition Corporation, ViSalus Holdings, LLC and the members of ViSalus Holdings, LLC.

99.1	Press Release dated August 4, 2008 issued by Blyth, Inc.